Exhibit 107
CALCULATION OF FILING FEE TABLES
Form
S-3
(Form Type)
IonQ, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	Rule 457(o) and (r)	(1)		$500,000,000	$.0001531	$76,550

	Total Offering Amounts					$500,000,000		$76,550

	Total Fees Previously Paid							—

	Total Fee Offsets							$ 73,800

	Net Fee Due							$ 2,750
Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	IonQ, Inc.	S-3	333-275444	November 9, 2023		$73,800(2)	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf

Fee Offset Sources	IonQ, Inc.	S-3	333-275444		November 9, 2023						$73,800(1)

(1)
The registration fee is calculated in accordance with Rule 457(o), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r), the registrant initially deferred payment of all of the registration fee for the registration statement on Form
S-3
(File No. 333-285279) filed with the Securities and Exchange Commission on February 26, 2025 (the “
Current Registration Statement
”) .

(2)
On February 26, 2025 the registrant filed the Current Registration Statement and, in accordance with Rules 456(b) and 457(r) under the Securities Act, deferred payment of the entire registration fee, except for $73,800 of unused filing fees previously paid with respect to unsold securities having an aggregate initial offering price of $500,000,000 in connection with the filing of the registrant’s prior registration statement on Form
S-3
(File
No. 333-275444)
filed with the Securities and Exchange Commission on November 9, 2023 and declared effective on December 1, 2023. The prior registration statement was terminated upon the filing of the Current Registration Statement. Pursuant to Rule 457(p), the unused filing fees will be applied to the fees payable pursuant to the Current Registration Statement and its related prospectus supplements on a pay-as-you-go
basis. As a result, a filing fee offset of $73,800 remains available to offset the current filing fee. The registrant is offsetting the filing fee due under this prospectus supplement by $73,800.